Exhibit 99.1

Contact:	Miles Goda
Director of Investor Relations
206-613-0826

WatchGuard Reports Third Quarter Results

Seattle, Washington – October 23, 2003. WatchGuard Technologies, Inc. (Nasdaq: WGRD), a leading provider of Internet security solutions, today announced its financial results for the third quarter ended September 30, 2003.

WatchGuard reported net revenue of $18.6 million, compared to $20.1 million in the third quarter of 2002, and $20.0 million reported in the previous quarter. Product revenue was $12.0 million, compared to $14.2 million in the third quarter of 2002, and $13.1 million in the previous quarter. However, the Company’s channel partners shipped a record level of products for the quarter, which reflects increased end-user demand for WatchGuard products, and they reduced their inventories. This reduction in channel inventory, seasonal weakness in Europe, and a decline in ASPs were the primary contributors to the sequential decline in product revenue.

Service revenue was $6.6 million, compared to $5.9 million in the third quarter of 2002, and $6.9 million in the previous quarter. The sequential decline in service revenue was due to lower product shipments over the past two quarters, which was partially offset by an increase in LiveSecurity subscription renewals.

WatchGuard reported gross margins of 59% for the third quarter of 2003, compared to 66% in the third quarter of 2002, and 62% in the previous quarter. Product gross margins were 51%, compared to 63% in the third quarter of 2002, and 54% in the previous quarter. The decline in product gross margins was primarily due to aggressive trade-up and competitive trade-in programs relating to the Firebox III line, overall product mix, and inventory reserves for RapidStream products and potentially obsolete inventory.

Service gross margins were 74%, flat compared to the third quarter of 2002, and compared to 77% in the previous quarter. The decline in service gross margins was due to lower service revenues and costs associated with redundant coverage in technical support while the Company transitioned to a new support partner.

In accordance with SFAS No. 144, WatchGuard recorded a charge of $3.3 million for the impairment of intangible assets relating to its RapidStream “Secured by Check Point” business. This impairment is due to lower than expected revenues in this product line and the Company’s increased emphasis on its core small- to medium-sized enterprise market.

On a GAAP basis, WatchGuard reported a net loss of $7.3 million, or ($0.22) per share, compared to a net loss of $3.6 million, or ($0.11) per share, in the third quarter of 2002, and a net loss of $3.6 million, or ($0.11) per share, in the previous quarter. Excluding amortization of acquisition-related costs, impairment charges, non-cash stock-based compensation, acquired in-process research and development costs, and restructuring charges, the pro forma net loss for the third quarter was $3.4 million, or ($0.10) per share, compared to a pro forma net loss of $2.1 million, or ($0.06) per share, for the third quarter of 2002, and a pro forma net loss of $3.0 million, or ($0.09) per share, in the previous quarter. The reconciliation of WatchGuard’s GAAP net loss per share to WatchGuard’s pro forma net loss per share for the quarter ended September 30, 2003, the quarter ended September 30, 2002, and the quarter ended June 30, 2003, is set forth at the end of this press release.

WatchGuard ended September 30, 2003, with $83.1 million in cash and securities.

Recent Company Highlights

•	New distribution relationships with IBM Direct, Dell Mexico, Ingram China, and Comstor.
•	Key security deployments, including the 9-11 Commission for New York and Washington, D.C. and the American Cancer Society.
•	The appointment of Yutaka Iida as President and Representative Director of WatchGuard Technologies Japan, K.K.
•	The launch of WatchGuard AuditScan, a new network vulnerability assessment service designed to enable WatchGuard customers to identify and resolve security vulnerabilities in real-time.
•	Broadened support for managed security service providers with the release of WatchGuard for MSS 7.0, a new software release that adds enhanced proxy-based intrusion prevention functionality, IPSec NAT traversal, and additional SpamScreen email filtering capabilities.
•	The evaluation of the Firebox Vclass line of security appliances for Common Criteria Evaluation Assurance Level 4 (EAL-4) and Federal Information Processing Standards (FIPS) certification, qualifying it for sale to certain domestic and foreign government agencies and select customers that require these certifications.

“During the third quarter, we have been successful in improving the overall strength of our business,” said Jim Cady, President and CEO of WatchGuard. “We are pleased with the record sales of WatchGuard products by our channel partners, which reflect increased end-user demand for our products, and with their overall reduction in inventories. We have expanded our distribution channels, deployed our products at high-profile, security-conscious customers, and strengthened our management team. We also achieved DSOs of 30 days and improved our inventory turns, while maintaining a strong balance sheet with over $83 million in cash. We expect our future financial results to reflect the improvements we have made to the overall health of our business as we drive to profitability.”

“In line with our strategy of providing complete integrated security for the SME, we continue to introduce innovative products to which the customer can remotely add services, increased functionality, features, and performance. This not only protects but enhances their return on investment and reduces their total cost of ownership. To complement the mature deep packet inspection and industry leading VPN technologies in our security appliances, we recently introduced WatchGuard AuditScan, our new vulnerability assessment service. This service, offered in cooperation with Qualys, is the first in a series of partnerships and alliances that we plan to develop with other best-of-breed security vendors so that we can further enhance our robust, proactive, and easy to use security solutions.”

Webcast Information

An Internet broadcast of WatchGuard’s conference call discussing its third quarter results (2:00 PM Pacific/5:00 PM Eastern) will be available on October 23, 2003, at www.watchguard.com under “Investor Relations.” A replay of the call will be archived at www.watchguard.com under “Investor Relations.” Research analysts and institutional investors may access the live conference call by calling 800-901-5241 (U.S. and Canada) or 617-786-2963 (International). The conference call ID number is 30669902.

About WatchGuard Technologies, Inc.

WatchGuard is a leading provider of Internet security solutions for small- to medium-sized enterprises worldwide, delivering integrated products and services that are robust as well as easy to buy, deploy and manage. WatchGuard security appliances are designed to deliver powerful firewall and VPN performance, outstanding security, intrusion prevention and networking features, scalability and flexibility in an affordable, integrated solution. Every WatchGuard product comes with an initial subscription to the company’s innovative LiveSecurity service, which is designed to protect customers against constantly emerging threats by providing timely systematic updates, security intelligence and expert information. As a recent addition to its suite of security solutions, the company now offers customers the WatchGuard AuditScan service, powered by Qualys, a vulnerability assessment service that provides another layer of proactive perimeter protection to complement the security appliance. For more information, please call  206-521-8340 or visit www.watchguard.com.

Certain statements in this press release, including statements about our ability to grow our business, reduce our expenses, achieve revenue growth and sustain profitability, statements about our expected development of future partnerships and alliances, and statements about our expected financial results for future quarters are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to known and unknown risks and uncertainties and inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risk that our future operating results will fall below expectations, the risk that we are unable to achieve expense reductions or that these reductions will have an unexpected impact on our revenues, the risk that we are unable to achieve or sustain revenue growth or profitability, the risk that we will face continued or increased pricing pressure, the risk that there will not be timely availability and customer acceptance of our new and existing products, the risk that we will face continued or increased competition, the risk that we will be unable to develop future partnerships and alliances when expected or at all, and the other risks described under “Important Factors That May Affect Our Operating Results, Our Business and Our Stock Price” in our quarterly report on Form 10-Q for the quarter ended June 30, 2003, and in our Securities and Exchange Commission filings from time to time. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release.

WatchGuard, RapidStream, LiveSecurity, Firebox, and AuditScan are either registered trademarks or trademarks of WatchGuard Technologies, Inc. or its subsidiaries in the United States and/or other countries. Qualys is a trademark of Qualys, Inc. Check Point is a trademark of Check Point Software Technologies Ltd.

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenues:
Product	$12,048	$13,132	$14,224	$39,759	$37,282
Service	6,554	6,888	5,851	20,672	16,153

Total revenues	18,602	20,020	20,075	60,431	53,435
Cost of revenues:
Product	5,848	6,066	5,332	16,889	14,499
Service	1,707	1,556	1,509	4,738	4,576

Total cost of revenues	7,555	7,622	6,841	21,627	19,075

Gross margin	11,047	12,398	13,234	38,804	34,360
Gross margin percent	59.4%	61.9%	65.9%	64.2%	64.3%
Operating expenses:
Sales and marketing	7,285	8,204	8,859	24,162	25,060
Research and development	5,323	5,337	5,306	15,879	15,989
General and administrative	1,940	2,016	1,786	5,890	5,817
Stock-based compensation	26	62	288	209	1,302
Amortization of other intangible assets acquired	553	554	1,219	1,625	3,159
Impairment of other intangible assets acquired	3,300			3,300
Acquired in-process technology	—	—	—	—	1,179
Restructuring charges	—	—	—	—	4,272

Total operating expenses	18,427	16,173	17,458	51,065	56,778

Operating loss	(7,380)	(3,775)	(4,224)	(12,261)	(22,418)
Interest income, net	122	183	636	568	2,522

Loss before income taxes	(7,258)	(3,592)	(3,588)	(11,693)	(19,896)
Provision for income taxes	10	8	—	24	29

Net loss	$(7,268)	$(3,600)	$(3,588)	$(11,717)	$(19,925)

Basic and diluted net loss per share	$(0.22)	$(0.11)	$(0.11)	$(0.36)	$(0.65)

Shares used in computation of basic and diluted net loss per share	32,907	32,842	32,341	32,830	30,507

WATCHGUARD TECHNOLOGIES, INC.

NON-GAAP PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Stock-Based Compensation, Amortization and Impairment of Intangibles,

Acquired In-Process Technology and Restructuring Charges

(in thousands, except per share data)

unaudited

	Three Months Ended			Nine Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenues:
Product	$12,048	$13,132	$14,224	$39,759	$37,282
Service	6,554	6,888	5,851	20,672	16,153

Total revenues	18,602	20,020	20,075	60,431	53,435
Cost of revenues:
Product	5,848	6,066	5,332	16,889	14,499
Service	1,707	1,556	1,509	4,738	4,576

Total cost of revenues	7,555	7,622	6,841	21,627	19,075

Gross margin	11,047	12,398	13,234	38,804	34,360
Gross margin percent	59.4%	61.9%	65.9%	64.2%	64.3%
Operating expenses:
Sales and marketing	7,285	8,204	8,859	24,162	25,060
Research and development	5,323	5,337	5,306	15,879	15,989
General and administrative	1,940	2,016	1,786	5,890	5,817

Total operating expenses	14,548	15,557	15,951	45,931	46,866

Pro forma loss from operations	(3,501)	(3,159)	(2,717)	(7,127)	(12,506)
Interest income, net	122	183	636	568	2,522

Pro forma loss before income taxes	(3,379)	(2,976)	(2,081)	(6,559)	(9,984)
Provision for income taxes	10	8	—	24	29

Pro forma net loss	$(3,389)	$(2,984)	$(2,081)	$(6,583)	$(10,013)

Pro forma basic and diluted net loss per share	$(0.10)	$(0.09)	$(0.06)	$(0.20)	$(0.33)

Shares used in per share calculations, basic and diluted	32,907	32,842	32,341	32,830	30,507

WATCHGUARD TECHNOLOGIES, INC.

RECONCILIATION OF THE ABOVE NON-GAAP PRO FORMA AMOUNTS TO GAAP NET LOSS:

(in thousands)

unaudited

	Three Months Ended			Six Months Ended
	September 30, 2003	June 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Pro forma net loss	$(3,389)	$(2,984)	$(2,081)	$(6,583)	$(10,013)
Adjustments to reconcile pro forma net loss to net loss in the financial statements:
Stock-based compensation	26	62	288	209	1,302
Amortization of other intangible assets acquired	553	554	1,219	1,625	3,159
Impairment of other intangible assets acquired	3,300	—	—	3,300	—
Acquired in-process technology	—	—	—	—	1,179
Restructuring charges	—	—	—	—	4,272

Net effect of pro forma adjustments	3,879	616	1,507	5,134	9,912

Net loss	$(7,268)	$(3,600)	$(3,588)	$(11,717)	$(19,925)

Use of Non-GAAP Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, WatchGuard uses pro forma measures of operating results, net income, and earnings per share, which are adjusted to exclude certain costs and expenses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of WatchGuard’s underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating results prepared in accordance with generally accepted accounting principles in the United States. Pro forma results exclude:

•	non-cash stock-based compensation expenses originating from employee stock options granted at less than fair value, stock options granted to consultants and certain restricted common stock and common stock subject to repurchase issued in connection with the Qiave Technologies Corporation and RapidStream, Inc. acquisitions;
•	the amortization and impairment of other intangible assets arising from WatchGuard’s acquisition of Qiave Technologies Corporation in October 2000 and RapidStream Inc. in April 2002;
•	acquired in-process technology; and
•	restructuring charges.

WATCHGUARD TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

unaudited

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$6,731	$8,890
Short-term investments	76,394	80,412
Trade accounts receivable, net	6,097	8,813
Inventories, net	4,369	4,442
Prepaid expenses and other receivables	3,830	4,435

Total current assets	97,421	106,992
Property and equipment, net	5,871	6,467
Goodwill	66,605	66,605
Other intangibles, net and other assets	4,169	9,234

Total assets	$174,066	$189,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,756	$4,905
Accrued expenses and other liabilities	4,863	5,143
Accrued restructuring and acquisition costs	6,118	9,035
Deferred revenue	17,075	18,451

Total current liabilities	32,812	37,534
Total stockholders’ equity	141,254	151,764

Total liabilities and stockholders’ equity	$174,066	$189,298

WATCHGUARD TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Operating activities:
Net loss	$(7,268)	$(3,588)	$(11,717)	$(19,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Noncash expenses:
Depreciation and amortization of property and equipment	727	727	2,146	2,078
Amortization of other intangible assets acquired	553	1,219	1,625	3,163
Impairment of other intangible assets acquired	3,300		3,300
Amortization of stock-based compensation	26	288	209	1,302
Acquired in-process technology	—	—	—	1,179
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,252	483	2,716	(2,063)
Inventories, net	1,255	(1,779)	73	391
Prepaid expenses and other	(564)	(688)	605	(341)
Other intangible, net and other assets	4	(31)	130	(28)
Accounts payable	(884)	2,324	(149)	2,735
Accrued expenses and other liabilities	(1,279)	(675)	(280)	858
Accrued restructuring and acquisition costs	(581)	(196)	(2,917)	2,933
Deferred revenue	(507)	557	(1,376)	2,101

Net cash used in operating activities	(1,966)	(1,359)	(5,635)	(5,617)
Investing activities:
Purchases of property and equipment	(150)	(810)	(1,540)	(888)
Proceeds from maturities of marketable securities	21,605	25,530	101,852	62,890
Proceeds from sales of marketable securities	1,819	2,534	1,819	33,373
Purchases of marketable securities	(26,475)	(35,753)	(99,905)	(77,142)
Net cash paid in connection with the acquisition of RapidStream	—	—	—	(16,793)

Net cash provided by (used in) investing activities	(3,201)	(8,499)	2,226	1,440
Financing activities:
Proceeds from the exercise of common stock options and the sale of common stock through the employee stock purchase plan	445	458	1,250	1,004

Net cash provided by financing activities	445	458	1,250	1,004

Net decrease in cash and cash equivalents	(4,722)	(9,400)	(2,159)	(3,173)
Cash and cash equivalents at beginning of period	11,453	20,185	8,890	13,958

Cash and cash equivalents at end of period	$6,731	$10,785	$6,731	$10,785